Exhibit 99.1

Cray Media:	Investors:
Diana Brodskiy	Paul Hiemstra
415/306-6199	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

Seattle, WA - August 2, 2019 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its second quarter ended June 30, 2019.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the second quarter of 2019 was $69 million, compared to $120 million in the second quarter of 2018. Net loss for the second quarter of 2019 was $43 million, or $1.03 per diluted share, compared to net loss of $11 million, or $0.27 per diluted share in the second quarter of 2018. Non-GAAP net loss was $31 million, or $0.75 per diluted share for the second quarter of 2019, compared to non-GAAP net loss of $8 million, or $0.20 per diluted share in the second quarter of 2018.

Overall gross profit margin on a GAAP and non-GAAP basis for the second quarter of 2019 was 35% and 36%, respectively, compared to 31% and 32%, on a GAAP and non-GAAP basis in the second quarter of 2018, respectively.

Operating expenses for the second quarter of 2019 were $68 million, compared to $50 million in the second quarter of 2018. Non-GAAP operating expenses for the second quarter of 2019 were $57 million, compared to $47 million in the second quarter of 2018, with the increase primarily driven by higher R&D costs. Non-GAAP adjustments for the second quarter of 2019 include $7.6 million in costs related to our pending merger with Hewlett Packard Enterprise Company (“HPE”).

As of June 30, 2019, cash and restricted cash totaled $165 million. Working capital at the end of the second quarter of 2019 was $223 million, compared to $263 million at the end of the first quarter of 2019.

No Quarterly Conference Call
As previously announced on May 17, 2019, Cray entered into an agreement and plan of merger with HPE to acquire all the issued and outstanding common shares of Cray for $35 per share in cash. Due to the pending merger, Cray will not hold an earnings conference call.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent, or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

About Cray Inc.
Cray Inc. (Nasdaq:CRAY) combines computation and creativity so visionaries can keep asking questions that challenge the limits of possibility. Drawing on more than 45 years of experience, Cray develops the world’s most advanced supercomputers, pushing the boundaries of performance, efficiency and scalability. Cray continues to innovate today at the convergence of data and discovery, offering a comprehensive portfolio of supercomputers, high-performance storage, data analytics and artificial intelligence solutions. Go to www.cray.com for more information.

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CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product	$29,924	$83,379	$64,082	$127,833
Service	38,775	36,824	76,163	71,964
Total revenue	68,699	120,203	140,245	199,797
Cost of revenue:
Cost of product revenue	23,424	65,274	49,526	99,319
Cost of service revenue	21,328	17,122	40,748	35,719
Total cost of revenue	44,752	82,396	90,274	135,038
Gross profit	23,947	37,807	49,971	64,759
Operating expenses:
Research and development, net	37,171	29,382	72,957	59,274
Sales and marketing	14,919	15,218	29,194	30,883
General and administrative	15,890	5,624	21,832	11,403
Restructuring	—	—	—	476
Total operating expenses	67,980	50,224	123,983	102,036
Loss from operations	(44,033)	(12,417)	(74,012)	(37,277)

Other income (expense), net	272	430	25	48
Interest income, net	1,223	667	2,148	1,380
Loss before income taxes	(42,538)	(11,320)	(71,839)	(35,849)
Income tax benefit (expense)	(22)	370	(141)	(109)
Net loss	$(42,560)	$(10,950)	$(71,980)	$(35,958)

Basic net loss per common share	$(1.03)	$(0.27)	$(1.75)	$(0.89)
Diluted net loss per common share	$(1.03)	$(0.27)	$(1.75)	$(0.89)

Basic weighted average shares outstanding	41,191	40,616	41,069	40,527
Diluted weighted average shares outstanding	41,191	40,616	41,069	40,527

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$147,533	$228,434
Restricted cash	3,772	1,300
Accounts and other receivables, net	76,501	87,819
Inventory	88,035	80,360
Prepaid expenses and other current assets	25,053	22,331
Total current assets	340,894	420,244

Long-term restricted cash	13,847	16,030
Property and equipment, net	38,290	35,737
Operating lease right-of-use assets	32,656	—
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	2,602	3,178
Other non-current assets	17,200	27,761
TOTAL ASSETS	$459,671	$517,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,098	$32,847
Accrued payroll and related expenses	20,462	23,703
Other accrued liabilities	13,206	10,805
Customer contract liabilities	54,353	61,983
Total current liabilities	118,119	129,338

Long-term customer contract liabilities	23,077	32,021
Long-term operating lease liabilities	39,845	—
Other non-current liabilities	2,384	12,394
TOTAL LIABILITIES	183,425	173,753

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 41,337,879 and 40,893,807 shares, respectively	654,948	647,045
Accumulated other comprehensive income	1,534	3,208
Accumulated deficit	(380,236)	(306,874)
TOTAL SHAREHOLDERS’ EQUITY	276,246	343,379
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$459,671	$517,132

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended June 30, 2019
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(42.6)	$(1.03)	$(44.0)	$23.9	$68.0

Share-based compensation	(1)	4.1		4.1	0.3	3.8
Amortization of acquired and other intangibles	(2)	0.2		0.2	0.2	—
Transaction costs related to the pending merger with HPE	(3)	7.6		7.6		7.6
Income tax on reconciling items	(4)	(2.6)
Other items impacting tax provision	(5)	2.3
Total reconciling items		11.6	0.28	11.9	0.5	11.4

Non-GAAP		$(31.0)	$(0.75)	$(32.1)	$24.4	$56.6

		Three Months Ended June 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(11.0)	$(0.27)	$(12.4)	$37.8	$50.2

Share-based compensation	(1)	3.2		3.2	0.2	3.0
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Income tax on reconciling items	(4)	(0.7)
Other items impacting tax provision	(5)	0.1
Total reconciling items		2.9	0.07	3.5	0.4	3.1

Non-GAAP		$(8.1)	$(0.20)	$(8.9)	$38.2	$47.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude non-recurring transaction costs related to the pending merger with HPE
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21%
(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (3) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Six Months Ended June 30, 2019
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(72.0)	$(1.75)	$(74.0)	$50.0	$124.0

Share-based compensation	(1)	7.7		7.7	0.5	7.2
Amortization of acquired and other intangibles	(2)	0.5		0.5	0.4	0.1
Transaction costs related to the pending merger with HPE	(3)	7.6		7.6		7.6
Income tax on reconciling items	(5)	(3.4)
Other items impacting tax provision	(6)	3.0
Total reconciling items		15.4	0.37	15.8	0.9	14.9

Non-GAAP		$(56.6)	$(1.38)	$(58.2)	$50.9	$109.1

		Six Months Ended June 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(36.0)	$(0.89)	$(37.3)	$64.8	$102.0

Share-based compensation	(1)	6.1		6.1	0.4	5.7
Amortization of acquired and other intangibles	(2)	0.5		0.5	0.4	0.1
Restructuring	(4)	0.5		0.5		0.5
Income tax on reconciling items	(5)	(1.5)
Other items impacting tax provision	(6)	0.8
Total reconciling items		6.4	0.16	7.1	0.8	6.3

Non-GAAP		$(29.6)	$(0.73)	$(30.2)	$65.6	$95.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude non-recurring transaction costs related to the pending merger with HPE
(4) Adjustments to exclude restructuring costs
(5) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21%
(6) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended June 30, 2019
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$6.5	22%	$17.4	45%	$23.9	35%

Share-based compensation	(1)	0.2		0.1		0.3
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.4	1%	0.1	—%	0.5	1%

Non-GAAP		$6.9	23%	$17.5	45%	$24.4	36%

		Three Months Ended June 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$18.1	22%	$19.7	54%	$37.8	31%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	—%	0.4	1%

Non-GAAP		$18.4	22%	$19.8	54%	$38.2	32%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Six Months Ended June 30, 2019
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$14.6	23%	$35.4	46%	$50.0	36%

Share-based compensation	(1)	0.3		0.2		0.5
Amortization of acquired and other intangibles	(2)	0.4		—		0.4
Total reconciling items		0.7	1%	0.2	—%	0.9	—%

Non-GAAP		$15.3	24%	$35.6	46%	$50.9	36%

		Six Months Ended June 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$28.5	22%	$36.3	50%	$64.8	32%

Share-based compensation	(1)	0.2		0.2		0.4
Amortization of acquired and other intangibles	(2)	0.4		—		0.4
Total reconciling items		0.6	1%	0.2	1%	0.8	1%

Non-GAAP		$29.1	23%	$36.5	51%	$65.6	33%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
GAAP Net Loss		$(42.6)	$(11.0)	$(72.0)	$(36.0)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.3	0.2	0.5	0.4
Amortization of acquired and other intangibles	(2)	0.2	0.2	0.4	0.4
Total adjustments impacting gross profit		0.5	0.4	0.9	0.8

Non-GAAP gross margin percentage		36%	32%	36%	33%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.8	3.0	7.2	5.7
Amortization of acquired and other intangibles	(2)	—	0.1	0.1	0.1
Restructuring	(3)	—	—	—	0.5
Transaction costs related to the pending merger with HPE	(4)	7.6	—	7.6	—
Total adjustments impacting operating expenses		11.4	3.1	14.9	6.3

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(5)	(2.6)	(0.7)	(3.4)	(1.5)
Other items impacting tax provision	(6)	2.3	0.1	3.0	0.8
		(0.3)	(0.6)	(0.4)	(0.7)

Non-GAAP Net Loss		$(31.0)	$(8.1)	$(56.6)	$(29.6)

Non-GAAP Diluted Net Loss per common share		$(0.75)	$(0.20)	$(1.38)	$(0.73)

Diluted weighted average shares		41.1	40.6	41.1	40.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude non-recurring transaction costs related to the pending merger with HPE
(5) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21%
(6) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (5) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets.